SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C.  20549

          ___________________________________

                       FORM 8-K/A
                    AMENDMENT NO. 1

                     CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
May 21, 1996


            ATRION CORPORATION

 (Exact name of registrant as specified in its charter)


Alabama             0-10763                 63-0821819
(State or           (Commission         (IRS Employer
Other                File Number           Identification
Jurisdiction of                                  Number)
Incorporation)


Post Office Box 918, Florence, Alabama        35631
(Address of Principal Executive Offices )    (Zip Code)


Registrant's Telephone Number, including area code:
(205) 383-3631




ERNST & YOUNG LLP
787 Seventh Ave
New York, New York 10019
Phone: 212 773 3000

Report of Independent Auditors

The Board of Directors of
  Halkey-Roberts, Inc.


We have audited the accompanying consolidated balance sheet of HRC Holdings Inc. (the "Company") as of September 30, 1994 and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HRC Holdings Inc. at September 30, 1994 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

Ernst & Young LLP

June 6, 1996

Ernst & Young LLP is a member of Ernst & Young International,
Ltd.




                      HRC Holdings Inc.
                  Consolidated Balance Sheet
                      September 30, 1994
                        (In Thousands)
Assets
Current assets:
  Cash                                        $     5
  Trade receivables, net                        1,905
  Inventories                                   3,137
   Deferred income taxes                          130
   Other current assets                           355
Total current assets                            5,532


Property, plant and equipment, net              4,146
Goodwill, net                                   5,906
                                              $15,584
Liabilities and invested capital
Current liabilities:
  Trade payables                              $   810
  Accrued expenses and other liabilities          351
Total current liabilities                       1,161


Notes payable to affiliate                      6,229
Deferred income taxes                             692
Total liabilities                               8,082
Invested capital                                7,502
                                              $15,584
See accompanying notes.




                        HRC Holdings Inc.
              Consolidated Statement of Operations
                  Year ended September 30, 1994
                         (In Thousands)

Net sales                                     $13,777

Operating costs and expenses:
  Cost of products sold                        10,676
  Selling and administrative expenses           2,113
  Management fees to affiliates                   140
Operating income                                  848

Interest expense                                  623
Other expense, net                                 50
Income before income taxes                        175

Provision for income taxes                        144
Net income                                         31

See accompanying notes.




HRC Holdings Inc.
Consolidated Statement of Cash Flows
Year ended September 30, 1994
(In Thousands)

Cash flows from operating activities
Net income                                    $ 31
Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation and amortization                599
  Provision for doubtful accounts               28
  Deferred income taxes                         50
  Changes in operating assets
      and liabilities:
    Increase in trade receivables              (30)
    Increase in inventories                   (451)
    Decrease in other current assets            57
    Decrease in trade payables                (198)
    Increase in accrued expenses and
      other liabilities                         57
Net cash provided by operating activities      143

Cash flows from investing activities
Purchases of property, plant and equipment    (396)


Cash flows from financing activities
Net transactions with affiliate                248


Net decrease in cash                            (5)
Cash, beginning of year                         10
Cash, end of year                                5

See accompanying notes.


HRC Holdings Inc.
Notes to Consolidated Financial Statements
September 30, 1994

1. Basis of Presentation and Description of Company

On September 30, 1994, HRC Holdings Inc. (the "Company" or "HRC") was an indirect wholly-owned subsidiary of Hanson PLC ("Hanson").
(See Note 7 - Subsequent Events).

During the year ended September 30, 1994, certain indirect wholly-owned subsidiaries of Hanson provided certain corporate general and administrative services to the Company including legal, finance, tax, risk management and employee benefits. The charges for providing such services are included in management fees.
Management believes that such amounts are reasonable; however, they do not necessarily equal the costs that would have been incurred by the Company on a stand alone basis.

In addition, except for certain cash balances owned by the Company, cash accounts have been controlled on a centralized basis by an affiliate and, accordingly, cash receipts and disbursements have been received or made through the affiliate. The net results of cash transactions between or on behalf of HRC, including intercompany advances, have been included in invested capital. These transactions resulted in net receipts of $248,000 for the year ended September 30, 1994. Invested capital does not include interest bearing notes payable to affiliates.

Due to the requirement to be filed as an exhibit to the report of a publicly-traded Company, the consolidated balance sheet at September 30, 1994, with respect to income taxes and certain assets, has been restated to comply with Regulation S-X of the Securities and Exchange Commission. The impact of such restatement was to increase assets and invested capital by $810,000 and $118,000, respectively.

2.Significant Accounting Policies

Principles of Consolidation

The financial statements consolidate the accounts of the Company and its subsidiaries. Intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


HRC Holdings Inc.

Notes to Consolidated Financial Statements (continued)


2. Significant Accounting Policies (continued)

Trade Receivables and Concentration of Credit Risk

Trade receivables at September 30, 1994 consist of the following (in thousands):

Trade receivables                             $1,930
Allowance for doubtful accounts                  (25)
Trade receivables, net                        $1,905


The Company sells industrial products principally in the United
States. Management performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have generally been within management's estimates.

Inventories

Inventories are carried on the basis of the lower of cost
(first-in, first-out) or market. Inventories at September 30, 1994 consist of the following (in thousands):

Finished products                             $  809
In-process products                               51
Raw materials                                  2,277
                                              $3,137

Property, Plant and Equipment

Property, plant and equipment is stated on the basis of cost. Cost of property, plant and equipment acquired in connection with the acquisition of the Company by Hanson is determined based on the allocation of the purchase price paid by Hanson on such date. Depreciation and amortization are provided by the straight-line method over the estimated useful lives of the assets. Depreciation of property, plant and equipment




HRC Holdings Inc.

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

amounted to approximately $415,000 for the year ended September
30, 1994. Property, plant and equipment at September 30, 1994 consists of the following (in thousands):

Land                                          $  752
Buildings and improvements                     2,947
Machinery and equipment                        5,661
                                               9,360
Accumulated depreciation                      (5,214)
                                              $4,146


Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets allocated to the Company in Hanson's accounting for its acquisition of the Company in 1987. Goodwill of the Company is being amortized using the straight-line method over forty years. Accumulated goodwill amortization aggregated approximately $4,718,000 at September 30, 1994. Amortization of goodwill amounted to approximately $184,000 for the year ended September 3O, 1994.

The net carrying amount of goodwill is continually assessed for recoverability by management. Management believes there has been no impairment to such carrying amount.

Federal Income Taxes

Income taxes are accounted for under the liability method. Deferred tax assets or liabilities are computed based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period. For fiscal 1994, the Company was included in the consolidated U.S. income tax return of Hanson. In the accompanying financial statements, HRC provided for income taxes as if it filed its own separate income tax returns. Taxes currently payable have been included in Invested Capital.



HRC Holdings Inc.

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Federal Income Taxes (continued)

The Company has entered into tax sharing agreements in which Hanson and certain of its affiliates agreed to indemnify the Company for all income tax liabilities with respect to periods prior to the Demerger Transaction. (See Note 7 - Subsequent Events)

Revenue Recognition

Revenue is recognized upon shipment of product to the customer. The Company warrants products against defects and has policies permitting the return of products under certain circumstances. Provisions are made for these costs at the time of sale, and they generally have been within management's estimates and have not been material.

Fair Value of Financial Instruments

The fair value of the notes payable to affiliates is estimated to approximate their carrying amounts.

3. Notes Payable to Affiliate

At September 30, 1994, the Company had unsecured notes in the principal amount of $6,229,000 payable to Hanson which bore interest annually at 10%.

Interest paid to Hanson and affiliates during fiscal 1994 was $623,000. The notes payable were repaid in connection with the Demerger Transaction. (See Note 7 Subsequent Events)

4. Income Taxes

Significant components of the income tax provision at September
30, 1994 are as follows (in thousands):


                      Current                 $ 94
                      Deferred                  50
                                              $144




HRC Holdings Inc.

Notes to Consolidated Financial Statements (continued)

4. Income Taxes (continued)

Significant components of deferred taxes at September 30, 1994 consist of the following (in thousands):

Deferred tax liability:
   Property, plant and equipment              $692

Deferred tax asset:
   Accruals and allowances                      85
   Inventory                                    45
Total deferred tax asset                       130
Net deferred tax liability                    $562


The Company's effective income tax rate at September 30, 1994 differs from the statutory federal income tax rate as follows:

Statutory federal income tax rate             35.0%
State income taxes, net of federal benefit     6.3
Goodwill                                      36.3
Other                                          4.7
                                              82.3%




HRC Holdings Inc.

Notes to Consolidated Financial Statements (continued)

5. Leases

Rental expense for operating leases was $145,000 for the year ended September 30, 1994. Future minimum rental commitments under noncancelable operating leases as of September 30, 1994 are as follows ($ in thousands):

                    For the fiscal years ended:
                    1995                      $120
                    1996                        44
                    1997                        36
                    1998                        28
                    1999                         5
                                              $233
6. Contingencies

The Company is a party to legal proceedings which arose in the ordinary course of business. In management's opinion, the outcome of these matters will not have a material effect on the Company's consolidated financial position.

7. Subsequent Events

On May 31, 1995, as a result of demerger and distribution agreements between U.S. Industries, Inc. ("USI") and Hanson ("Demerger Transactions"), the Company became an indirect wholly-owned subsidiary of USI. On September 15, 1995, the Company was sold by USI to HRC Acquisition Corp., an indirect subsidiary of Fenway Holdings, L.L.C ("Fenway"), in accordance with the Stock Purchase Agreement among USI, USI American Holdings, Inc., JUSI Holdings, Inc., and Jacuzzi (U.K.) Limited and Fenway dated August 11, 1995 and as amended on August 25, 1995. On May 18, 1996, the Company was sold by Fenway to Atrion Corporation, in accordance with the Stock Purchase Agreement between the two parties.


                       HRC Holdings Inc.
            Consolidated Statements of Operations
                       ($ In Thousands)




                                          Six Months Ended
                                        March 31,    March 31,
                                          1996         1995

Net Sales                               $7,476         $7,215

Operating costs and expenses:
     Cost of products sold               5,450          5,320
     Selling and admin expenses          1,234          1,183
     Management fees to affiliat             0             93
Operating income                           792            619

Interest expense                           280            311
Other income & expenses, net                               14
Income before income taxes                 512            294

(Provision) for income taxes              (250)             0
Net income                             $   262        $   294



                     HRC Holdings Inc.

                 Consolidated Balance Sheets
           As of March 31, 1996 and March 31, 1995

                       ($ In Thousands)

                                       March 31,    March 31,
                                          1996         1995

Assets
Current Assets:
     Cash                                $     0      $     5
     Trade receivables, net                2,015        2,033
     Inventories                           2,800        2,848
     Other current assets                    129          142
Total current assets                       4,944        5,028

Property, plant and equipment, net         7,788        4,272

Deferred tax asset                            59            0
Deferred financing costs, net                299            0
Goodwill, net                              1,582        5,814
Total assets                             $14,672      $15,114

Liabilities and stockholder's equity
Current liabilities:
     Trade accounts payable              $   687      $   786
     Accrued exp and other liab              593          480
     Due to affiliates                       115            0
Total current liabilities                  1,395        1,266

Long-term debt                             7,041        5,326
Total liabilities                          8,436        6,592

Stockholder's equity:
 Common stock ($.01 par value; 3,000 shares
 authorized, issued and outstanding 1,000
 shares)                                       0            0
     Additional paid-in capital             5,993         225
     Retained earnings                        243       8,297

Total stockholder's equity                  6,236       8,522
Total liab and stockholder's equity       $14,672     $15,114


See accompanying notes.



HRC Holdings Inc.
Consolidated Statements of Cash Flows
($ In Thousands)

                                           Six Months Ended
                                        March 31,   March 31,
                                            1996       1995

Cash flows from operating activities
Net (loss) income                          $   262    $   294
Adjustments to reconcile net (loss) income
 to net cash provided by operating activities:
  Depreciation and amortization                431        308
  Changes in operating assets and liab:
    Decr (incr)in trade accts receivable      (221)      (128)
    (Increase) decrease in inventories        (113)       289
    (Increase) decr in other current assets     22        213
     Decrease in trade accounts payable       (192)       (24)
     Increase in accrued exp and other liab    210        129
Net cash provided by operating activities      399      1,081

Cash flows from investing activities
Purchases of property, plant and equipment     224        342
Net cash used in investing activities          224       342

Cash flows from financing activities
Net transactions with affiliate                (175)     (739)
Net cash provided by (used in)
 financing activities                          (175)     (739)
Net increase (decrease) in cash                   0         0
Cash, beginning of period                         0         5
Cash, end of period                               0         5



See accompanying notes



                       HRC Holdings Inc.
          Notes to Consolidated Financial Statements
          6 Month Financial Statements as of 3/31/96
                          In $000's



1.  Basis of Presentation and Description of Company

As of March 31, 1996, Halkey-Roberts Corporation was owned by
Fenway Holdings, L.L.C. As of March 31, 1995, Halkey-Roberts was owned by Hanson P.L.C.

Fenway purchased Halkey-Roberts on September 15, 1995 from U.S. Industries. U.S. Industries owned Halkey-Roberts from May 30, 1995 to effective date of the sale to Fenway. Prior to May 30, 1995, the effective date of demerger and distribution agreements between Hanson P.L.C. and U.S.I., HRC was owned by Hanson.

The acquisition of HRC by Fenway resulted in a new basis of accounting based upon the estimated fair value of assets and liabilities assumed at September 14, 1995. The statements for 1996 are based on the new valuations. The statements for 1995 are based upon historical costs.

2.  Significant Accounting Policies

 Trade Receivables at March 31, 1996 consist of the following:

                                           1996        1995

    Trade Receivables                      $2,054     $2,078
    Allowance for Doubtful Accounts            39         45
    Trade Receivables Net                  $2,015     $2,033

The Company sells industrial products principally in the United States. Management performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses have generally been within management's estimates.



Inventories

Inventories are carried on the basis of the lower of cost
(first-in, first-out) or market. Inventories at March 31, 1996 and 1995 consist of the following:

                                     1996       1995

    Finished Products              $   614   $   767
    In-Process Products                 46        77
    Raw Materials                    2,140     2,044
                                   $ 2,800   $ 2,848

 Property, Plant and Equipment

Property, plant and equipment is stated on the basis of cost. Cost for property, plant and equipment acquired in connection with the acquisition by Fenway is determined based on its fair values at the date of the transaction. The March 31, 1995 amounts are based on historical costs. Depreciation and amortization are provided by the straight-line method over the estimated useful lines of the assets.

 Goodwill

Goodwill for March 31, 1996 represents the excess of the purchase price over the net fair value of assets acquired and liabilities assumed. The March 31, 1995 goodwill was allocated to the Company in Hanson's accounting for its acquisition of the company. Goodwill of the Company is being amortized over forty years. Predecessor goodwill was being
amortized over forty years.   Accumulated amortization
aggregated approximately $22 and $4,810 for period ended March 31, 1996 and 1995 respectively. 1996 accumulated goodwill amortization represents amortization for the period subsequent to 9/14/95 due to the Fenway purchase.

The net carrying amount of goodwill is continually assessed for recoverability by management. Management believes there has been no impairment to such carrying amount.

Federal Income Tax

Deferred tax assets or liabilities are computed on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws. Deferred income tax expense or benefit is based on the changes in the asset or liability from period to period. For periods prior to September 14, 1995, HRC was included in the consolidated U.S. income tax return of its former owners. Consequently, for the period ending March 31, 1995 there was no provision for U.S. income tax in financial statements. Taxes currently payable for periods prior to September 14, 1995 have been included in Invested Capital.


Federal Income Tax (continued)

For periods subsequent to September 14, 1995, the Company will file its own separate U.S. federal and state tax returns

The Company has entered into tax sharing agreements in which the Predecessor owners and certain of their affiliates agree to indemnify the Company for all income tax liabilities with respect to periods prior to Fenway's acquisition of HRC.

Revenue Recognition

Revenue is recognized upon shipment of product to the customer. The Company warrants products against defects and has policies permitting the return of products under certain circumstances. Provisions are made for these costs at the time of sale, and they generally have been within management's estimates and have not been material.

Fair Value of Financial Instruments

The Company believes that the carrying value for its debt approximates its fair value as the debt was recently issued and bears a floating interest rate.

Long Term Debt

Long term debt at March 31, 1996 and 1995 is as follows:

                                              1996    1995
     Term Loans
     10.5% Tranche A due 1996-2000           $2,935 $    0
     11.0% Tranche B due 1996-2002            2,484      0
     Revolving Credit Facility                1,581      0
     Capital Lease                               41      0
     Due from Affiliates                          0   (903)
     Grosvenor Note 10% 1998                      0  6,229
          Totals                             $7,041 $5,326

On September 15, 1995, the Borrowers entered into a credit agreement (the "Credit Agreement") which includes the Tranche
A and Tranche B term loans and the revolving credit facility. The revolving credit facility to the Borrowers is limited to $60 million in the aggregate (including a swingline sub-facility in an amount of up to $5 million and a letter of credit sub-facility of up to $5 million) and terminates on September 15, 2000.

Under the Credit Agreement and other related agreements, all of the issued and outstanding shares of capital stock of the U.S. Borrowers, 65% of the issued and outstanding shares of capital stock of any foreign affiliated companies of these businesses, and substantially all of the assets of these businesses, are pledged to secure borrowings under the Credit Agreement. In addition, the Borrowers jointly and severally guarantee the prompt payment of the obligations in full when due. The Credit Agreement provides, among other things, for the maintenance of certain consolidated financial ratios of Fenway and places limits on dividends, capital expenditures and other transactions. The borrowings under the Credit Agreement are subject to mandatory prepayments if certain events, as defined in the Credit Agreement, occur.

Payments due under the Credit Agreement for the fiscal years ending September 30 are approximately as follows ($ in thousands):

                                 3/31/96          3/31/95
                               Tranche Debt     Grosvenor
Debt

          1996                $    339          $     0
          1997                     452                0
          1998                     564            6,229
          1999                     677                0
          2000                   2,710                0
          Thereafter             2,258                0
                               $ 7,000          $ 6,229

The interest rate for borrowing under the facility is, at the option of the Borrowers, based on i) the Federal Funds rate plus 1/2 of 1% plus an additional percentage as defined in the Credit Agreement (the "Applicable Percentage"), ii) the Prime Rate plus the Applicable Percentage, or iii) the Eurobond Rate plus the Applicable Percentage. In addition, the interest rate is reset at either one, three or six month intervals at the option of the borrowers. The interest rate for the revolving credit facility at March 31, 1996 was 8.41%.

Net interest expense was $280 and $311 for the periods ended
March 31, 1996 and 1995 respectively.

Income Taxes

Significant components of deferred taxes, including amounts recorded upon acquisitions, at March 31, 1996 consist of the following ($ in thousands):


     Income Taxes (continued)

               Deferred Tax Liability:
                    Property, Plant and Equipment      $  21
               Total Deferred Tax Liability               21
               Deferred Tax Asset:
                    Accruals                              38
                    Net Operating Loss Carry Forward      42
               Total Deferred Tax Asset                   80
               Net Deferred Tax Asset                  $  59

The Company's effective income tax rate differs from the statutory federal income tax rate as follows:

                                             March 31, 1996
          Statutory Federal Income Tax Rate            35.0%
          State Income Taxes, net of Federal Benefit    4.6%
                                                       39.6%

At March 31, 1996, the Company has approximately $105,000 of available Net Operating Loss (NOL's) carry forwards, all of which arose during the period ended September 30, 1995. Such carry forwards expire in 2010.

Leases

Rental expense for operating leases is $31 and $62
(Predecessor) for the periods ending March 31, 1996 and 1995 respectfully. Future minimum rental commitments under non-cancelable operating leases as of March 31, 1996 are as follows ($ in thousands):

                    For the Fiscal Years Ended:

                         1996       $28
                         1997        52
                         1998        39
                         1999         8
                         2000         4
                         2001         1

Contingencies

The Company may become a party to legal proceedings which arise in the ordinary course of business. In management's opinion, the outcome of these matters will not have a material effect on the Company's consolidated financial position.


ATRION CORPORATION
PRO FORMA INCOME STATEMENT
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
(UNAUDITED)
(In Thousands, Except Per Share Data)


                                    HRC
                                  HOLDINGS PRO FORMA ADJMNTS
                         ATRION     INC.    DR.       CR.      TOTAL
Operating Revenues         80,379  14,587                      94,966
Cost of Goods Sold         63,082  10,618    131 (1)   123 (2) 73,708
Gross margin               17,297   3,969                      21,258


Other Operating Exp
   Operations               7,685   2,456    325 (3)   128 (4) 10,246
                                                        76 (5)
                                                        16 (6)
   Maintenance                255       6                         261
   Depreciat & amort        1,191       1                       1,192
   Other taxes                355       5                         360
                            9,486   2,468                      12,059

Operating Income            7,811   1,501                       9,199

Other Income (Expense)
   Intrst & other inc         753     (14)    83 (7)              656
   Interest expense           193     626    650 (8)   626 (9)    843
                            8,371     861                       9,012

Income Taxes                3,031      28    208 (10)           3,267

Inc From Cont Oprtn         5,340     833  1,397       969      5,745


Earnings Per Share          $2.52                               $2.71


Avg Cmmn Shares Otstnd  2,117,000


See Notes to Unaudited Pro Forma Income Statement


ATRION CORPORATION
NOTES TO PRO FORMA INCOME STATEMENT


The following is a summary of the adjustments reflected in the Unaudited Pro Forma Income Statement for the twelve months ended
December 31, 1995

(1)To adjust depreciation related to manufacturing equipment for revaluation

(2)To eliminate depreciation expense on buildings

(3)To reflect lease payments on buildings retained by previous owners and rented by Halkey-Roberts

(4)To eliminate management fees related to previous owners

(5)To adjust goodwill amortization related to change in ownership

(6)To eliminate amortization of deferred financing charges

(7)To reflect reduction in interest income due to use of cash of $1,650,000 for acquisition

(8)To accrue interest expense related to $10,000,000 note issued to finance acquisition

(9)To eliminate interest expense on long-term debt related to previous ownership

(10)To adjust income taxes on operating income at Registrant's combined statutory rate (36.25%)

ATRION CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET
(UNAUDITED)
DECEMBER 31, 1995
(Amounts in Thousands)

                                         HRC
                                     HOLDINGS PRO FORMA ADJMNTS
                               ATRION    INC.    DR.        CR.        TOTAL
ASSETS

Current Assets
   Cash and temp cash invest    2,811        0    714 (1)   1,650 (2)   1,875
   Accounts receivable         13,890    1,980                         15,870
   Materials and supplies         689        0                            689
   Inventories                    717    2,847                          3,564
   Prepayments                    288      155                            443
    Total Current Assets       18,395    4,982                         22,441

Property, Plant and Equipment  35,447    8,040              3,140 (3)  40,347
Accumulated Depreciation       15,725      214     34 (4)     437 (5)  16,342
Net Property, Plant and Equip  19,722    7,826                         24,005

Other Assets and Deferred Chgs
   Patents                      5,505        0                          5,505
   Goodwill                     2,652    1,594  1,911 (6)      64 (7)   6,093
   Deferred Financing Costs         0      313                313 (8)       0
   Other                        2,232       59                 22 (9)   2,269
    Total Deferred Charges     10,389    1,966                         13,867

Total Assets                   48,506   14,774                         60,313


SHAREHOLDERS' EQUITY AND LIAB

Current Liabilities:
   Crnt mat of long-term debt     203        0                            203
   Accounts payable            12,646    1,611    122 (10)             14,004
                                                  131 (11)
   Acrud inc and other taxes      537        0                            537
                               13,386    1,611                         14,744

L-Term Debt, less curnt matur   1,609    7,044  7,000 (12) 10,000 (13) 11,653

Other Liab and Deferred Crdts
   Accrd defrd income taxes     1,559        0                          1,559
   Unamort invest tax credits     243        0                            243
   Other                        1,739        0                          1,739
                                3,541        0                          3,541

Common Shareholders' Equity
  Shareholders' Equity
   Capital stock                  228        0                            228
   Paid-in-capital              6,078    5,197  5,197 (14)              6,078
   Retained earnings           25,525      922    922 (15)    405 (16) 25,930
   Treasury stock              (1,861)       0                         (1,861)
   Ttl Shareholders' Equity    29,970    6,119                         30,375

Ttl Shrholders' Eqty and Liab: 48,506   14,774 16,031      16,031      60,313


See Notes to Unaudited Pro Forma Balance Sheet


ATRION CORPORATION
NOTES TO PRO FORMA BALANCE SHEET


The following is a summary of the adjustments reflected in the Unaudited Pro Forma Balance Sheet at December 31, 1995:

(1)To adjust cash to reflect cash from operations reflected in pro forma income statement for 12 months ended December 31, 1995

(2)To adjust cash to reflect $1,650,000 used in purchase of stock of HRC Holdings, Inc.

(3)To eliminate land and buildings retained by previous owner

(4)To eliminate accumulated depreciation related to buildings in (3) above

(5)To adjust depreciation for year ended December 31, 1995

(6)To record goodwill related to acquisition

(7)To record amortization of goodwill

(8)To eliminate deferred financing costs related to previous ownership

(9)To adjust deferred tax asset

(10)To eliminate accrued interest related to previous ownership

(11)To eliminate purchase price adjustments and amounts due to affiliates related to previous ownership

(12)To eliminate long-term debt related to previous ownership

(13)To record long-term debt related to acquisition

(14)To eliminate paid-in-capital related to previous ownership

(15)To eliminate retained earnings related to previous ownership

(16)To reflect additional retained earnings based on results reflected in pro forma income statement for 12 months ended December 31, 1995


ATRION CORPORATION
PRO FORMA INCOME STATEMENT
FOR THE THREE MONTHS ENDED MARCH 31, 1996
(UNAUDITED)

(In Thousands, Except Per Share Data)

                                               HRC
                                          HOLDINGS   PRO FORMA ADJ
                                    ATRION    INC.     DR.     CR.     TOTAL
Operating Revenues                   41,322    3,876                  45,198
Cost of Goods Sold                   35,405    2,774           31 (1) 38,148
Gross margin                          5,917    1,102                   7,050


Other Operating Expenses
   Operations                         2,451      632   81 (2)          3,164
   Maintenance                           33        2                      35
   Depreciation and amortization        314            19 (3)            333
   Other taxes                           96                               96
                                      2,894      634                   3,628

Operating Income                      3,023      468                   3,422

Other Income (Expense)
   Interest and other income            290            21 (4)            269
   Interest expense                      26      158  167 (5) 158 (6)    193
                                      3,287      310                   3,498

Income Taxes                          1,188      123           43 (7)  1,268

Income From Continuing Operations     2,099      187  288     232      2,230


Earnings Per Share                    $0.99                            $1.05


Average Common Shares Outstanding 2,119,925


See Notes to Unaudited Pro Forma Income Statement


ATRION CORPORATION
NOTES TO PRO FORMA INCOME STATEMENT


The following is a summary of the adjustments reflected in the Unaudited
 Pro Forma Income Statement for the three months ended March 31, 1996:

(1)To eliminate depreciation expense related to buildings

(2)To record lease payments on buildings retained by previous owners and rented by Halkey-Roberts

(3)To record amortization on goodwill related to acquisition

(4)To reflect reduction in interest income due to use of cash of $1,650,000 for acquisition

(5)To accrue interest expense related to $10,000,000 note issued to finance acquisition

(6)To eliminate intercompany interest related to previous owners

(7)To adjust income taxes on operating income at Registrant's combined statutory rate (36.25%)



ATRION CORPORATION
PRO FORMA CONSOLIDATED BALANCE SHEET
(UNAUDITED)
MARCH 31, 1996
(Amounts in Thousands)
                                        HRC
                                      HOLDINGS   PRO FORMA ADJ
                               ATRION   INC.    DR.         CR.        TOTAL
ASSETS

Current Assets
  Cash and temp cash invst      5,455       0               1,650 (1)   3,593
                                                              212 (2)
  Accounts receivable          15,762   2,015                          17,777
  Materials and supplies          513       0                             513
  Inventories                     766   2,800                           3,566
  Prepayments                     555     129                             684
    Total Current Assets       23,051   4,944                          26,133

Property, Plant and Equip      36,266   8,188               3,140 (3)  41,314
Accumulated Depreciation       15,835     400      63 (4)              16,172
Net Property, Plant and Equip  20,431   7,788                          25,142

Other Assets and Deferred Chgs
  Patents                       5,395       0                           5,395
  Goodwill                      2,624   1,582   1,835 (5)      19 (6)   6,022
  Deferred Financing Costs          0     299                 299 (7)       0
  Other                         2,403      59                  51 (8)   2,411
    Total Deferred Charges     10,422   1,940                          13,828

Total Assets                   53,904  14,672                          65,103


SHAREHOLDERS' EQUITY AND LIAB

Current Liabilities:
  Curnt maturit of lng-trm dbt    203       0                             203
  Accounts payable             15,762   1,337     154 (9)              16,830
                                                  115 (10)
  Acrud inc and other taxes     1,407       0                           1,407
                               17,372   1,337                          18,440

Lng-Trm Dbt, less crnt mat      1,508   7,041   7,041 (11) 10,000 (12) 11,508

Other Liab and Deferd Cred
  Acrud deferred inc taxes      1,631      58      58 (13)              1,631
  Unamort invest tax cred         235       0                             235
  Other                         1,725       0                           1,725
                                3,591      58                           3,591

Common Shareholders' Equity
  Shareholders' Equity
  Capital stock                   228       0                             228
  Paid-in-capital               6,078   6,048   6,048 (14)              6,078
  Retained earnings            26,988     188     188 (15)    131 (16) 27,119
  Treasury stock               (1,861)      0                          (1,861)
   Ttl Shareholders' Equity    31,433   6,236                          31,564

Ttl Shrhldrs' Eqty and Liab:   53,904  14,672  15,502      15,502      65,103


See Notes to Unaudited Pro Forma Balance Sheet


ATRION CORPORATION
NOTES TO PRO FORMA BALANCE SHEET


The following is a summary of the adjustments reflected in the Unaudited Pro Forma Balance Sheet at March 31, 1996:

(1)To adjust cash to reflect $1,650,000 used in purchase of stock of HRC Holdings, Inc.

(2)To adjust cash to reflect cash from operations reflected in pro forma income statement for 3 months ended March 31, 1996

(3)To eliminate land and buildings retained by previous owner

(4)To eliminate accumulated depreciation related to buildings in (3) above

(5)To record goodwill related to acquisition

(6)To record amortization of goodwill

(7)To eliminate deferred financing costs related to previous ownership

(8)To adjust deferred tax asset

(9)To eliminate accrued interest related to previous ownership

(10)To eliminate purchase price adjustments and amounts due to affiliates related to previous ownership

(11)To eliminate long-term debt related to previous ownership

(12)To record long-term debt related to acquisition

(13)To adjust deferred income taxes

(14)To eliminate paid-in-capital related to previous ownership

(15)To eliminate retained earnings related to previous ownership

(16)To reflect additional retained earnings based on results reflected in pro forma income statement for 3 months ended March 31, 1996